Exhibit 10-C

                                                        CONFORMED COPY



                        CHRYSLER FINANCIAL CORPORATION
                                 as Guarantor

                             ROYAL BANK OF CANADA
                                   as Agent

                      CANADIAN IMPERIAL BANK OF COMMERCE
                           THE BANK OF NOVA SCOTIA
                                 as Co-Agents

                             ROYAL BANK OF CANADA
                      CANADIAN IMPERIAL BANK OF COMMERCE
                           THE BANK OF NOVA SCOTIA
                               BANK OF MONTREAL
                          THE TORONTO-DOMINION BANK
                            BANK OF AMERICA CANADA
                           CHEMICAL BANK OF CANADA
                            CREDIT LYONNAIS CANADA
                             CREDIT SUISSE CANADA
                            MORGAN BANK OF CANADA
                           NATIONAL BANK OF CANADA
                             ABN AMRO BANK CANADA
                      BANQUE NATIONALE DE PARIS (CANADA)
                       SWISS BANK CORPORATION (CANADA)
                      UNION BANK OF SWITZERLAND (CANADA)
                        DAI-ICHI KANGYO BANK (CANADA)
                             DRESDNER BANK CANADA
                     NATIONAL WESTMINSTER BANK OF CANADA
                          SOCIETE GENERALE (CANADA)
                           THE BANK OF TOKYO CANADA
                                  as Lenders

 ___________________________________________________________________________


                                  GUARANTEE

                                 May 23, 1994

 ___________________________________________________________________________

                             TABLE OF CONTENTS


Section                                                                Page

                                 ARTICLE I

                              INTERPRETATION

    1.01 - Definitions . . . . . . . . . . . . . . . . . . . . . . . . .  2
            "Accumulated Funding Deficiency" . . . . . . . . . . . . . .  2
            "Applicable Laws". . . . . . . . . . . . . . . . . . . . . .  2
            "Canadian Corporation" . . . . . . . . . . . . . . . . . . .  2
            "Chartered Bank" . . . . . . . . . . . . . . . . . . . . . .  2
            "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
            "Co-Agents". . . . . . . . . . . . . . . . . . . . . . . . .  2
            "Commonly Controlled Entity" . . . . . . . . . . . . . . . .  2
            "Credit Agreement" . . . . . . . . . . . . . . . . . . . . .  2
            "Domestic Subsidiary". . . . . . . . . . . . . . . . . . . .  3
            "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . .  3
            "Finance Business" . . . . . . . . . . . . . . . . . . . . .  3
            "Finance Subsidiary" . . . . . . . . . . . . . . . . . . . .  3
            "Foreign Subsidiary" . . . . . . . . . . . . . . . . . . . .  3
            "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
            "Governmental Authority" . . . . . . . . . . . . . . . . . .  3
            "Guarantee". . . . . . . . . . . . . . . . . . . . . . . . .  3
            "Guaranteed Liabilities" . . . . . . . . . . . . . . . . . .  3
            "Guaranteed Parties" . . . . . . . . . . . . . . . . . . . .  4
            "Guarantor". . . . . . . . . . . . . . . . . . . . . . . . .  4
            "Indebtedness" . . . . . . . . . . . . . . . . . . . . . . .  4
            "Lender" . . . . . . . . . . . . . . . . . . . . . . . . . .  4
            "Lien" . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
            "Multiemployer Plan" . . . . . . . . . . . . . . . . . . . .  4
            "Person" . . . . . . . . . . . . . . . . . . . . . . . . . .  4
            "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
            "Proceedings". . . . . . . . . . . . . . . . . . . . . . . .  4
            "Prohibited Transaction" . . . . . . . . . . . . . . . . . .  4
            "Real Estate Business" . . . . . . . . . . . . . . . . . . .  4
            "Reportable Event" . . . . . . . . . . . . . . . . . . . . .  5
            "Significant Subsidiary" . . . . . . . . . . . . . . . . . .  5
            "Single Employer Plan" . . . . . . . . . . . . . . . . . . .  5
            "Special Purpose Subsidiary" . . . . . . . . . . . . . . . .  5
            "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . .  5
            "U.S. Business Day". . . . . . . . . . . . . . . . . . . . .  5
            "U.S. Credit Agreement". . . . . . . . . . . . . . . . . . .  5
    1.02 - Headings and Table of Contents. . . . . . . . . . . . . . . .  5
    1.03 - References. . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.04 - Rules of Interpretation . . . . . . . . . . . . . . . . . . .  5
    1.05 - Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                ARTICLE II

                                 GUARANTEE

    2.01 - Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                ARTICLE III

                                  PAYMENT

    3.01 - Payment . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                ARTICLE IV

                           OBLIGATIONS ABSOLUTE

    4.01 -  Obligations Absolute . . . . . . . . . . . . . . . . . . . .  7

                                 ARTICLE V

                          OBLIGATIONS CONTINUING

    5.01 - Obligations Continuing. . . . . . . . . . . . . . . . . . . .  7

                                ARTICLE VI

                         OBLIGATIONS NOT AFFECTED

    6.01 - Obligations Not Affected. . . . . . . . . . . . . . . . . . .  8
    6.02 - Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    6.03 - No Obligation to Take Action Against Borrower . . . . . . . .  9
    6.04 - Dealing with the Borrower and Others. . . . . . . . . . . . . 10
    6.05 - Acknowledgement . . . . . . . . . . . . . . . . . . . . . . . 10

                                ARTICLE VII

                      REPRESENTATIONS AND WARRANTIES

    7.01 - Representations and Warranties. . . . . . . . . . . . . . . . 10
    7.02 - Deemed Repetition . . . . . . . . . . . . . . . . . . . . . . 12

                               ARTICLE VIII

                            NEGATIVE COVENANTS

    8.01 - Affirmative Covenants . . . . . . . . . . . . . . . . . . . . 13
        (a) Maintenance of Ownership Interest. . . . . . . . . . . . . . 13
        (b) Certificate. . . . . . . . . . . . . . . . . . . . . . . . . 13
        (c) Information to be Provided . . . . . . . . . . . . . . . . . 13
    8.02 - Negative Covenants. . . . . . . . . . . . . . . . . . . . . . 14
        (a) No Impairment of Borrower. . . . . . . . . . . . . . . . . . 14
        (b) Fixed Charges Coverage Ratio . . . . . . . . . . . . . . . . 14
        (c) Limitation on Liens. . . . . . . . . . . . . . . . . . . . . 15

                                ARTICLE IX

                                  NOTICE

    9.01 - Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                 ARTICLE X

                               MISCELLANEOUS

    10.01 - Amendment, Etc.. . . . . . . . . . . . . . . . . . . . . . . 18
    10.02 - Assignment, Transfer and Participation . . . . . . . . . . . 18
    10.03 - Acknowledgement by CFC re:  Increased Commitments. . . . . . 19
    10.04 - Acknowledgement by CFC re: New Lenders . . . . . . . . . . . 19
    10.05 - Exchange of Information. . . . . . . . . . . . . . . . . . . 19
    10.06 - Successor Agent. . . . . . . . . . . . . . . . . . . . . . . 19
    10.07 - Judgment Currency. . . . . . . . . . . . . . . . . . . . . . 20
    10.08 - Applicable Law . . . . . . . . . . . . . . . . . . . . . . . 20
    10.09 - Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . 20
    10.10 - Costs and Expenses . . . . . . . . . . . . . . . . . . . . . 21
    10.11 - No Waiver, Cumulative Remedies . . . . . . . . . . . . . . . 21
    10.12 - Waiver of Rights of Subrogation, Reimbursement, Etc. . . . . 22
    10.13 - Survival of Obligations; No Set-off. . . . . . . . . . . . . 22
    10.14 - Guarantee in Addition to Other Obligations . . . . . . . . . 22
    10.15 - Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 23
    10.16 - Severability . . . . . . . . . . . . . . . . . . . . . . . . 23
    10.17 - Successors and Assignees . . . . . . . . . . . . . . . . . . 23
    10.18 - Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 23
    10.19 - Effective Date . . . . . . . . . . . . . . . . . . . . . . . 23

                                   GUARANTEE

          THIS GUARANTEE is dated as of the 23rd day of May, 1994

BY: CHRYSLER FINANCIAL CORPORATION, a corporation incorporated under the laws of the State of Michigan (the "Guarantor")

TO AND IN
FAVOUR OF:     EACH OF THE GUARANTEED PARTIES, as hereinafter defined

                                    - and -

               ROYAL BANK OF CANADA, a Canadian chartered bank having its head office in the City of Montreal, Quebec, Canada, and a branch in the City of Toronto, Ontario, Canada, in its capacity as Agent for the Lenders (the "Agent"),

                                    - and -

               CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank having its head office in the City of Toronto, Province of Ontario and a branch in the City of Toronto, Province of Ontario in its capacity as a Co-Agent,

                                    - and -

               THE BANK OF NOVA SCOTIA, a Canadian chartered bank having its head office in the City of Halifax, Province of Nova Scotia and a branch in the City of Toronto, Province of Ontario in its capacity as a Co-Agent


                                    RECITALS

A. Chrysler Credit Canada Ltd. (the "Borrower") has requested that the Agent, the Co-Agents and the Lenders enter into a Revolving Credit Agreement dated as of May 23, 1994 (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement") for the purposes enumerated therein.

B.        The Borrower is a wholly-owned Subsidiary of the Guarantor.

C. To induce the Lenders and the Agent to enter into the Credit Agreement with the Borrower, and for other good and valuable consideration, the Guarantor has agreed to enter into this Guarantee pursuant to which it will guarantee the Borrower's Obligations under the Credit Agreement.

          NOW THEREFORE for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                   ARTICLE I

                                 INTERPRETATION

Section 1.01 - Definitions

          In this Guarantee, unless something in the subject matter or context is inconsistent therewith, capitalized terms used but not defined in this Guarantee have the respective meanings attributed to them in the Credit Agreement and:

          "Accumulated Funding Deficiency" means any "accumulated funding deficiency" as defined in Section 302 of ERISA.

          "Applicable Laws" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, treaties, judgments and decrees and (whether or not having the force of law) all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any governmental bodies or Persons having authority over such Person, property, transaction or event.

          "Canadian Corporation" means any corporation which (a) is organized under the laws of Canada or any province of Canada and (b) conducts substantially all of its business within Canada.

          "Chartered Bank" means a bank named on Schedule I or Schedule II to the Bank Act (Canada).

          "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

          "Co-Agents" means Canadian Imperial Bank of Commerce and The Bank of Nova Scotia when acting in their capacities as co-agents under the Credit Agreement.

          "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Guarantor within the meaning of Section 414(b) or (c) of the Code.

          "Credit Agreement" shall have the meaning ascribed thereto in the first recital.

          "Domestic Subsidiary" means any Subsidiary other than a Foreign Subsidiary.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Finance Business" means (a) the small loan, personal finance, consumer finance or instalment credit business (including the business of making collateral loans secured by credit obligations or personal property), (b) the sales finance business and the business of purchasing and selling notes and accounts receivable (whether or not repayable in instalments) and interests therein, (c) the commercial financing and factoring business as generally conducted, including the leasing of tangible personal property, and (d) any business (including, without limitation, securitization and other receivables-based transactions) related to or conducted in connection with any business of the character referred to in the foregoing clauses (a), (b) and (c) other than insurance underwriting.

          "Finance Subsidiary" means any Domestic Subsidiary that is engaged primarily in the Finance Business.

          "Foreign Subsidiary" means any Subsidiary that (a) is organized under the laws of any jurisdiction outside the United States of America, Puerto Rico and Canada, or (b) conducts the major portion of its business outside the United States of America, Puerto Rico and Canada.

          "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time except that for the purpose of determining compliance with the covenants set forth in Section 8.02, "GAAP" means generally accepted accounting principles in the United States of America in effect on December 31, 1993 applied consistently with those used in compiling the Guarantor's 1993 financial statements.

          "Governmental Authority" means any nation or government, any province, state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" means this guarantee, as amended, modified, supplemented or restated from time to time.

          "Guaranteed Liabilities" means all indebtedness, liabilities and obligations of the Borrower, present and future, direct and indirect, absolute and contingent, matured and unmatured, at any time and from time to time existing or arising under or by virtue of or otherwise in connection with the Credit Agreement or any agreement or instrument referred to therein or contemplated thereby, in each case, whether or not any such indebtedness, liabilities or obligations are discharged, stayed or otherwise affected by any proceeding referred to in Section 12.01(e) or (f) of the Credit Agreement.

          "Guaranteed Parties" means all the Persons who are now or who hereafter become Lenders, Co-Agents or the Agent under the Credit
Agreement.

          "Guarantor" means Chrysler Financial Corporation, a Michigan corporation and its successors.

          "Indebtedness" means, as applied to any Person at any date, (a) indebtedness of such Person for borrowed money or for the deferred purchase price of property or services which would appear on a consolidated balance sheet of such Person (or, in the case of the Guarantor and its Subsidiaries, the Guarantor) prepared in accordance with GAAP, (b) obligations of such Person under leases which appear as capital leases on a consolidated balance sheet of such Person prepared in accordance with GAAP and (c) any withdrawal obligation of such Person or any Commonly Controlled Entity thereof to a Multiemployer Plan.

          "Lender" means each of the banks who are now or become Lenders under the Credit Agreement.

          "Lien" means, with respect to any property of any Person, any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest of any kind in or with respect to such property (including, without limitation, any conditional sale or other title retention agreement, and any financing lease under which such Person is lessee having substantially the same economic effects as any of the foregoing).

          "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan" means, at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Guarantor or a Commonly Controlled Entity is (or if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an 'employer' as such term is defined in Section 3(5) of ERISA.

          "Proceedings" has the meaning ascribed thereto in Section
10.09(a).

          "Prohibited Transaction" means any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code.

          "Real Estate Business" means the acquisition, development, leasing, financing, management, maintenance and disposition of real property, including, without limitation, automotive dealership facilities and dealership site control arrangements.

          "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

          "Significant Subsidiary" means, at any particular time, (i) any Finance Subsidiary and (ii) any other Subsidiary of CFC, the assets of which constitute at least 5% of the consolidated assets of CFC and its Subsidiaries as stated in the consolidated financial statements of CFC and its Subsidiaries for the most recently completed fiscal quarter of CFC, provided that the term "Significant Subsidiary" shall not include any Special Purpose Subsidiary.

          "Single Employer Plan" means any Plan which is not a Multiemployer Plan.

          "Special Purpose Subsidiary" means any Subsidiary created for the sole purpose of purchasing assets from the Guarantor or any Finance Subsidiary with the intention and for the purpose of using such assets in a securitization transaction.

          "Subsidiary" means, any corporation of which the Guarantor or one or more Subsidiaries or the Guarantor and one or more Subsidiaries shall at any time own shares of any class or classes (however designated) having voting power for the election of at least a majority of the members of the board of directors (or other governing body) of such corporation.

          "U.S. Business Day" means a Business Day which is not a legal holiday in the State of Michigan.

          "U.S. Credit Agreement" means the revolving credit agreement dated as of May 23, 1994 among the Guarantor, the several commercial banks party thereto, Chemical Bank as agent and Chemical Securities Inc. as arranger.

Section 1.02 - Headings and Table of Contents

          The division of this Guarantee into Articles and Sections and the insertions of Headings and a Table of Contents are for convenience of reference only and shall not affect the construction or interpretation of this Guarantee.

Section 1.03 - References

          Unless something in the subject matter or context is inconsistent therewith, all references to Sections and Articles are to Sections and Articles of this Guarantee. The words "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Guarantee and not to any particular Article, Section, paragraph or other portion hereof.

Section 1.04 - Rules of Interpretation

          In this Guarantee, unless otherwise specifically provided, the singular includes the plural and vice versa; "including" means "including, without limitation,"; "month" means a calendar month; and "in writing" or "written" includes printing, typewriting, or any electronic means of communication capable of being visibly reproduced at the point of reception, including telex, telecopier or telegraph.

Section 1.05 - Time

          Except where otherwise indicated in this Guarantee, any reference to a time shall mean local time in the City of Toronto, Province of Ontario.

                                   ARTICLE II

                                   GUARANTEE

Section 2.01 - Guarantee

          The Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Parties the punctual and complete payment and satisfaction when due (whether at stated maturity, by acceleration or otherwise), and at all times thereafter, of all the Guaranteed Liabilities which are or may become at any time and from time to time owing or payable by the Borrower to the respective Guaranteed Parties or which remain owing and unpaid to the respective Guaranteed Parties.


                                  ARTICLE III

                                    PAYMENT

Section 3.01 - Payment

     (a) The Guarantor agrees to make immediate payment to the Agent on behalf of the Guaranteed Parties of all Guaranteed Liabilities owing or payable to the respective Guaranteed Parties upon receipt of a demand for payment therefor by the Agent to the Guarantor in writing.

     (b) Each payment to be made by the Guarantor hereunder in respect of the Guaranteed Liabilities shall be payable in the currency or currencies in which such Guaranteed Liabilities are denominated, and shall be made

            (i)  without set-off or counterclaim, and

           (ii) free and clear of and without deduction or withholding for or on account of any Taxes unless the Guarantor is compelled by Applicable Laws to make payment subject to deduction or withholding of such Taxes.

     (c) All Taxes in respect of this Guarantee or any amounts payable or paid under this Guarantee shall be paid by the Guarantor when due and in any event prior to the date on which penalties attach thereto. The Guarantor will indemnify each Guaranteed Party against and in respect of all such Taxes.

          Without limiting the generality of the foregoing, if any Taxes or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by the Guarantor hereunder, the Guarantor shall pay such additional amounts as may be necessary to ensure that each of the Guaranteed Parties receives a net amount equal to the full amount which it would have received had payment not been made subject to deduction or withholding of such Taxes. Within thirty (30) days of each payment by the Guarantor hereunder of Taxes or in respect of Taxes, the Guarantor shall deliver to the Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such Taxes have been duly remitted to the appropriate authority or authorities.


                                   ARTICLE IV

                              OBLIGATIONS ABSOLUTE

Section 4.01 -  Obligations Absolute

          The obligations of the Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Guarantor hereunder which may not be recoverable from the Guarantor on the footing of a guarantee shall be recoverable from the Guarantor as a primary obligor and principal debtor in respect thereof.


                                   ARTICLE V

                             OBLIGATIONS CONTINUING

Section 5.01 - Obligations Continuing

     (a) The obligations of the Guarantor hereunder shall be continuing and shall remain in full force and effect so long as any Lender's Commitment remains in effect under the Credit Agreement and until all the Guaranteed Liabilities have been paid and satisfied in full. The obligations of the Guarantor hereunder shall not be satisfied, reduced or discharged by any intermediate payment or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Credit Agreement.

     (b) The obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantor hereunder (whether such payment shall have been by or on behalf of the Borrower or by or on behalf of the Guarantor) is rescinded or reclaimed from any of the Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of the Borrower or the Guarantor or otherwise, all as though such payment had not been made.


                                   ARTICLE VI

                            OBLIGATIONS NOT AFFECTED

Section 6.01 - Obligations Not Affected

          The obligations of the Guarantor hereunder shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to the Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defence to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Guaranteed Parties or otherwise, and the Guarantor hereby irrevocably waives any such defence it may now or hereafter have in any way relating to any of the foregoing, including:

     (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Borrower or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Borrower or any other Person;

     (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Borrower or any other Person under the Credit Agreement or any other document or instrument;

     (c) any failure of the Borrower, whether or not without fault on its part, to perform or comply with any of the provisions of the Credit Agreement or to give notice thereof to the Guarantor;

     (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Borrower or any other Person or their respective assets or the release or discharge of any such right or remedies;

     (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Borrower or any other Person;

     (f) any amendment, variation, modification, supplement or replacement of the Credit Agreement or any other document or instrument;

     (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Borrower or the Guarantor;

     (h) any merger or amalgamation of the Borrower or the Guarantor with any Person or Persons;

     (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any Governmental Authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Liabilities or the obligations of the Guarantor under this Guarantee; and

     (j) any other circumstance (including, without limitation, any existence of or reliance upon any representation by the Agent, any Co-Agent or any Lender, but excluding complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defence of the Borrower under the Credit Agreement or of the Guarantor in respect of its guarantee hereunder.

Section 6.02 - Waiver

          Without in any way limiting the provisions of Section 6.01 hereof, the Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Borrower, protest, notice of dishonour or non-payment of any of the Guaranteed Liabilities, or other notice or formalities to the Borrower of any kind whatsoever. The Guarantor further hereby waives any requirement that any Guaranteed Party protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or entity or any collateral.

Section 6.03 - No Obligation to Take Action Against Borrower

          Neither the Agent nor any of the other Guaranteed Parties shall have any obligation to enforce any rights or remedies or to take any other steps against the Borrower or any other Person or any property of the Borrower or any other Person before the Agent is entitled to demand payment and performance by the Guarantor of its liabilities and obligations under this Guarantee, and the Guarantor hereby waives all benefit of discussion. The obligations of the Guarantor hereunder are independent of the Guaranteed Liabilities and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions.

Section 6.04 - Dealing with the Borrower and Others

          The Lenders or the Agent, without releasing, discharging, limiting or otherwise affecting in whole or in part the Guarantor's obligations and liabilities hereunder and without the consent of or notice to the Guarantor may,

     (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Borrower or any other Person;

     (b) take or abstain from taking securities or collateral from the Borrower or from perfecting securities or collateral of the Borrower;

     (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Borrower or any third party with respect to the obligations or matters contemplated by the Credit Agreement;

     (d)  accept compromises or arrangements from the Borrower;

     (e) apply all monies at any time received from the Borrower or from securities upon such part of the Guaranteed Liabilities as the Guaranteed Parties may see fit or change any such application in whole or in part from time to time as the Guaranteed Parties may see fit; and

     (f) otherwise deal with, or waive or modify their right to deal with, the Borrower and all other Persons and securities as the Guaranteed Parties may see fit.

Section 6.05 - Acknowledgement

          The Guarantor hereby acknowledges communication of the terms of the Credit Agreement and of all the provisions therein contained and consents to and approves the same.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

Section 7.01 - Representations and Warranties

          The Guarantor represents and warrants to the Guaranteed Parties on and as of the Effective Date as follows and acknowledges and confirms that the Guaranteed Parties are relying upon such representations and warranties in entering into the Credit Agreement and in making each Borrowing available thereunder:

     (a) the Guarantor and each of its Subsidiaries (i) is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuance, as the case may be, and (ii) is duly qualified as a foreign corporation to do business and is in good standing in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of business transacted by it makes such qualification necessary, except in the case of this clause (ii) to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the business, operations or financial condition of the Guarantor and its Subsidiaries taken as a whole;

     (b) the Guarantor and each of its Significant Subsidiaries has the corporate power and authority to own its respective properties and to carry on its business as now conducted; the Guarantor has full power and authority to enter into and perform its obligations under this Guarantee and this Guarantee has been duly authorized by all necessary corporate action on the part of the Guarantor and, to the best of the knowledge of the Guarantor, this Guarantee is not in violation of any Applicable Law;

     (c) neither the execution and delivery of this Guarantee nor compliance with the terms and provisions hereof as of the Effective Date
(i) conflicts with, violates, or results in a breach of any of the terms, conditions or provisions of any Applicable Law applicable to the Guarantor or any of its Significant Subsidiaries or, (ii) conflicts with, violates, results in a breach of, or constitutes a default under, any restated articles of incorporation or by-law provision of the Guarantor or any of its Significant Subsidiaries or of any loan agreement, indenture, trust deed or any other agreement or instrument to which the Guarantor or any of its Significant Subsidiaries is a party or by which it or any of them is bound;

     (d) this Guarantee has been duly executed and delivered on behalf of the Guarantor, and this Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by principles of equity, whether considered in a proceeding in equity or at law. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Guarantor of this Guarantee;

     (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues, in which there is reasonable likelihood of an adverse determination (i) with respect to this Guarantee, if such adverse determination would have a material adverse effect on the ability of the Guarantor to fulfil its obligations under this Guarantee or on the rights and remedies of the Guaranteed Parties thereunder or (ii) which would, if adversely determined, have a material adverse effect on the business, operations, property or financial condition of the Guarantor and its Subsidiaries taken as a whole;

     (f) neither the Guarantor nor any of its Significant Subsidiaries is in breach of any term of its incorporating instruments or of its by-laws and, to the best of the knowledge of the Guarantor, neither the Guarantor nor any of its Significant Subsidiaries is in breach of any material mortgage, franchise, licence, which breach could materially and adversely affect the financial condition of the Guarantor and its Significant Subsidiaries taken as a whole;

     (g) to the best of the Guarantor's knowledge, no Event of Default under the Credit Agreement has occurred and is continuing and no other event has occurred and is continuing which, with the giving or receipt of notice or the lapse of time, or both, would constitute an Event of Default under the Credit Agreement;

     (h) the audited consolidated balance sheet of the Guarantor and its Subsidiaries as at December 31, 1993, and the related audited consolidated statements of net earnings and cash flows for the fiscal year ended on such date, certified by Deloitte & Touche, copies of which have been delivered to the Agent, present fairly the consolidated financial position of the Guarantor and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at March 31, 1994, and the related consolidated statements of net earnings and cash flows for the three-month period ended on such date, copies of which have been delivered to the Agent, present fairly the consolidated financial condition of the Guarantor and its Subsidiaries as at such date, and the consolidated results of their operations for the three-month period then ended (subject to normal year-end audit adjustments). Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. As at March 31, 1994, neither the Guarantor nor any of its Subsidiaries had any asset, liability, contingent obligation, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Guarantor and its Subsidiaries taken as a whole, which was not reflected in the foregoing unaudited statements or in the notes thereto;

     (i) the information, exhibits and reports furnished by the Guarantor to the Agent for the benefit of the Lenders contain no material misstatement of fact nor do they omit to state a material fact which is necessary to make any statement therein contained not misleading;

     (j) between December 31, 1993 and the Effective Date under the Credit Agreement, there has been no material adverse change in the business, operations, property or financial or other condition of the Guarantor and its Subsidiaries taken as a whole; and

     (k) the Guarantor has filed all material income tax returns which were required to be filed, paid or made provision for payment of all material taxes (including interest and penalties) which are due and payable, and provided adequate reserves established in accordance with GAAP for the payment of any tax the payment of which is being contested.

Section 7.02 - Deemed Repetition

          The representations and warranties contained in this Article VII shall continue in effect so long as any Lender's Commitment remains in effect under the Credit Agreement or any Guaranteed Liabilities remain outstanding and unpaid and shall be deemed to be repeated on each Drawdown Date (which for the purposes of this Section 7.02 shall exclude a Conversion Date or a date on which a Libor Loan is reborrowed by way of another Libor Loan or a date on which a Bankers' Acceptance is repaid by way of Bankers' Acceptances) as if made on and as of each such date except for the representations and warranties in Section 7.01(c)(i), (h) and (j) which relate solely to an earlier date.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

Section 8.01 - Affirmative Covenants

          The Guarantor covenants and agrees that so long as any Lender's Commitment remains in effect under the Credit Agreement or any Guaranteed Liabilities remain outstanding and unpaid:

(a)  Maintenance of Ownership Interest

          The Guarantor will maintain ownership of 100% of the issued and outstanding shares of capital stock of the Borrower which are entitled to vote under all circumstances for the election of the board of directors of the Borrower.

(b)  Certificate

          The Guarantor shall furnish to the Agent in sufficient numbers for each Lender concurrently with the financial statements for each quarterly accounting period and for each fiscal year of the Borrower furnished pursuant to subparagraphs 10.01(1)(a)(i) and 10.01(1)(a)(ii) of the Credit Agreement, (A) a certificate in the form and substance set out in Exhibit "A" of the Chairman of the Board, the President, an Executive Vice President, a Vice President or the Treasurer of the Guarantor, (B) an analysis prepared and certified by such officer of the Borrower of the covenant contained in Section 8.02(b) of this Guarantee and (C) the analysis prepared, certified and delivered by an officer of CFC to its bankers pursuant to Section 5.1(a)(iii) of the U.S. Credit Agreement or any substitution or replacement thereof.

(c)  Information to be Provided

          Upon written request by any Lender through the Agent, the Guarantor shall furnish promptly to such Lender copies of (i) all such reports, if any, of the type a publicly held corporation would generally make available to its shareholders as the Guarantor shall make available to Chrysler Corporation, and (ii) all regular and periodic reports which the Guarantor or any of its Subsidiaries may be required to file with the Securities and Exchange Commission or any similar or corresponding government department, commission, board, bureau or agency, or with any securities exchange.

Section 8.02 - Negative Covenants

          The Guarantor covenants and agrees that so long as any Lender's Commitment remains in effect under the Credit Agreement or any Guaranteed Liabilities remain outstanding and unpaid:


(a)  No Impairment of Borrower

          The Guarantor will not cause or do any act, the effect of which would be to impair the ability of the Borrower to perform its obligations under the Credit Agreement.

(b)  Fixed Charges Coverage Ratio

          The Guarantor will not permit its "net earnings available for fixed charges" to be less than 110% of its "fixed charges" for any fiscal year of the Guarantor, or for the portion of any fiscal year of the Guarantor ending with the last day of each calendar quarter therein; "net earnings available for fixed charges" and "fixed charges" being determined for the Guarantor and for the Guarantor and its Subsidiaries on a consolidated basis. For the purposes of this Section 8.02(b):

               (i) "Net earnings available for fixed charges" shall mean net income after deducting operating and maintenance expenses, taxes other than federal, state and other income taxes, except to the extent stated below in the case of consolidated subsidiaries, depreciation and depletion, but excluding extraordinary nonrecurring items of income or expense appearing in the regular consolidated financial statements of the Guarantor;

              (ii) "Fixed charges" shall mean interest on debt, amortization of debt discount and rentals for leased properties, except rentals under leases having a term of one year or less;

             (iii) In determining net earnings and fixed charges on a consolidated basis, all intercompany items and the portions of earnings allocable to minority interests in consolidated subsidiaries shall be eliminated, provision for or refund of income taxes of consolidated subsidiaries in which the Guarantor owns directly or indirectly less than ninety percent of all classes of voting stock shall be deducted or added, and fixed charges shall include fixed charges and preferred dividends of consolidated subsidiaries that are not intercompany items; and

              (iv) Earnings attributable to assets or institutions acquired by merger, consolidation, reorganization, succession, organization, purchase or otherwise may be included for that part of the test period which precedes such acquisition, provided that (A) if less than substantially all assets of any other institution (or all or less than all assets of any other type of business enterprise) is acquired, such earnings may be included to the extent they are certified by an independent accountant to be attributable to such assets and (B) if an institution (or substantially all of its assets) is acquired, such earnings may be included if they are included in financial statements of such institution prepared under generally accepted accounting principles. Fixed charges and preferred dividends for the period of such inclusion shall either include any additional fixed charges and preferred dividends properly attributable to such acquisitions as certified by an independent accountant, or be the fixed charges and preferred dividends with respect to debt and stock outstanding immediately after such acquisition.

(c)  Limitation on Liens

     (1)  The Guarantor will not, and will not permit any Finance
Subsidiary to, create, assume or incur, or suffer to be created, assumed or incurred or to exist, any Lien in respect of any property of any character of the Guarantor or such Finance Subsidiary, whether heretofore or hereafter acquired; excluding, however, from the operation of this covenant:

               (i) Liens on assets of any Finance Subsidiary which is a Canadian Corporation securing obligations of such Finance Subsidiary;

              (ii) any deposit of assets of the Guarantor or any of its Finance Subsidiaries with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by the Guarantor or any of its Finance Subsidiaries, from any judgment or decree, or in connection with other proceedings or actions at law or in equity by or against the Guarantor or any of its Finance Subsidiaries;

             (iii) Liens created by any Finance Subsidiary in favour of the Guarantor or a wholly-owned Subsidiary securing indebtedness of such Finance Subsidiary to the Guarantor or a wholly-owned Subsidiary (which Liens cannot be transferred except to the Guarantor or to another wholly-owned Subsidiary);

              (iv) any deposits to secure public or statutory obligations of the Guarantor or any of its Finance Subsidiaries, other than any such deposit made as a result of or in connection with the occurrence of any of the following events or circumstances: (A) any Person shall engage in any Prohibited Transaction involving any Plan, (B) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, or (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA;

               (v) any purchase money Liens in respect of fixed assets or other physical or real properties heretofore or hereafter acquired by the Guarantor or any of its Finance Subsidiaries, or any Liens existing in respect of such property at the time of acquisition thereof; provided, however, that no such Lien shall extend to or cover any other property of the Guarantor or such Finance Subsidiary, as the case may be;

              (vi) any Liens which are (A) in respect of fixed assets or other physical properties of a Corporation which is not a Finance Subsidiary as of the date hereof, and (B) in existence at the time such corporation becomes a Finance Subsidiary;

             (vii) the extension, renewal or replacement of any Lien permitted by paragraphs (i) through (v) above in respect of the same property theretofore subject thereto or the extension, renewal or replacement (without increase of principal amount) of the indebtedness secured thereby;

            (viii) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Guarantor or such Finance Subsidiary, as the case may be, in accordance with GAAP;

              (ix) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business (A) which are not overdue for a period of more than 60 days or (B) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Guarantor or such Finance Subsidiary, as the case may be, in accordance with GAAP;

               (x) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Guarantor or its Finance Subsidiary;

              (xi) any attachment or judgment lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

             (xii) Liens granted on assets in connection with leveraged leases and project financing entered into in the ordinary course of the Finance Business; and

            (xiii) Liens to secure Indebtedness and other obligations of the Guarantor or any of its Finance Subsidiaries not otherwise permitted by this Section 8.02(c), but only to the extent that the aggregate amount of Indebtedness and other obligations secured thereby does not at any time exceed US$100,000,000.

     (2) The Guarantor will not permit any Domestic Subsidiary that is not a Finance Subsidiary to create, assume or incur, or suffer to be created, assumed or incurred or to exist, any Lien in respect of any property of any character of such Domestic Subsidiary, whether heretofore or hereafter acquired, excluding, however, from the operation of this covenant:

               (i) Liens on property of such Domestic Subsidiary that would be permitted under Section 8.02(c)(1) if such Domestic Subsidiary were a Finance Subsidiary;

              (ii) Liens on property of such Domestic Subsidiary that are incurred in the ordinary course of the Finance Business or the Real Estate Business of such Domestic
                    Subsidiary; and

             (iii) Liens on any property of such Domestic Subsidiary if such Domestic Subsidiary is a "single purpose" entity formed for the purpose of holding title to such property and engages in no activities other than those related to holding title to such property.

     (3) Nothing in this Section 8.02(c) shall allow the Borrower and its Subsidiaries to create, assume or incur or suffer to be created, assumed or incurred or to exist any Lien not permitted by the provisions of the Credit Agreement.

                                   ARTICLE IX

                                     NOTICE

Section 9.01 - Notice

          Any notice or demand to or upon the Guarantor to be effective, shall be in writing or by telecopy or telegraph, and shall not be effective until received and shall be addressed as follows:

               Chrysler Financial Corporation
               27777 Franklin Road
               Southfield, Michigan
               U.S.A.   48034

               Attention:  Treasurer

               Telecopier:  (810) 948-3801

          Any such notice or demand, if telecopied before 4:30 p.m. on a U.S. Business Day, shall be deemed to have been received on that day, and, if telecopied after 4:30 p.m. on a U.S. Business Day, shall be deemed to have been received on the U.S. Business Day next following the date of transmission.


                                   ARTICLE X

                                 MISCELLANEOUS

Section 10.01 - Amendment, Etc.

          No amendment, modification or waiver of any provision of this Guarantee or consent to any departure by the Guarantor or any other Person from any provision of this Guarantee will in any event be effective unless it is signed by the Guarantor and the Agent, with the written consent of all the Guaranteed Parties, on behalf of the Guaranteed Parties.

Section 10.02 - Assignment, Transfer and Participation

     (a) The Guarantor hereby consents to any assignment or transfer of, or any grant of the participation in, any rights, benefits or obligations of, a Lender in respect of this Guarantee so long as the participation or assignment of such Lender's interest in the Credit Agreement is effected in accordance with the provisions of the Credit Agreement.

     (b) Notwithstanding the provisions of Section 10.02(a), the Guarantor shall upon request made by an assignee from a Lender, execute and deliver such assurances as may be reasonably requested by such assignee to confirm its entitlement to the rights and benefits hereunder so assigned and transferred to it and the liability of the Guarantor to the assignee hereunder.

Section 10.03 - Acknowledgement by CFC re:  Increased Commitments

          The Guarantor acknowledges and agrees that any Lender which increases its Commitment pursuant to the provisions of Section 17.06 of the Credit Agreement shall also be entitled to the benefit of this Guarantee in respect of the increased amount of its Commitment and the obligations of the Guarantor under this Guarantee shall in no way be varied or diminished by virtue of such increase in Commitment; and the Guarantor further acknowledges and agrees that this Guarantee shall extend to all Obligations, including any Borrowings under the Credit Agreement after any increase in the Total Commitment resulting from the increase in a Lender's Commitment pursuant to Section 17.06 of the Credit Agreement.

Section 10.04 - Acknowledgement by CFC re: New Lenders

          The Guarantor acknowledges and agrees that any Chartered Bank which becomes a New Lender pursuant to the provisions of Section 17.05 of the Credit Agreement shall be entitled to the benefit of this Guarantee as if such New Lender had been a Lender as at the time of execution of the Guarantee and the obligations of the Guarantor under this Guarantee shall in no way be varied or diminished by virtue of the addition of such New Lenders; and the Guarantor further acknowledges and agrees that this Guarantee shall extend to all Obligations including any Borrowings under the Credit Agreement after any increases in the Total Commitment resulting from the addition of New Lenders pursuant to Section 17.05 of the Credit Agreement.

Section 10.05 - Exchange of Information

          The Guarantor agrees that the Agent and each Lender may disclose to any prospective assignee or participant, on a confidential basis, such information concerning the financial condition of the Guarantor or any Subsidiary which the Borrower or Guarantor is required to provide to the Agent or the Lenders under the Credit Agreement or this Guarantee.

Section 10.06 - Successor Agent

          In the event that the Agent for the time being under the Credit Agreement shall resign or be removed and a successor agent thereafter shall be appointed in accordance with Section 14.07 of the Credit Agreement, then upon such successor agent agreeing in writing to be bound by the provisions of this Guarantee as Agent hereunder, all references herein to Agent in this Guarantee shall be deemed to be references to such successor agent as and from such date and such successor agent shall receive and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its further duties and obligations as Agent under this Guarantee.

Section 10.07 - Judgment Currency

          If for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guarantee, it becomes necessary to convert into the currency of such jurisdiction (herein called the "Judgment Currency") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which the Agent would, on the relevant date at or about 12:00 noon (Toronto time), be prepared to sell a similar amount of such currency in Toronto against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Guarantee in such other currency. Any additional amount due from the Guarantor under this Section 10.07 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee.

Section 10.08 - Applicable Law

          This Guarantee shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect from time to time without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of the Guarantor may be found.

Section 10.09 - Jurisdiction

     (a) The Guarantor hereby irrevocably agrees that any suits, actions or proceedings arising out of or in connection with this Guarantee (collectively "Proceedings") may be brought in any Michigan State Court or any U.S. Federal Court sitting in the State of Michigan or any court in the Province of Ontario and submits and attorns to the non-exclusive jurisdiction of each such court.

     (b) The Guarantor hereby irrevocably waives any objections which it may have now or hereafter to the laying of the venue of any Proceedings in any court referred to in paragraph (a) and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such court shall be conclusive and binding upon the Guarantor and may be enforced in any courts to the jurisdiction of which such parties may be subject by Proceedings upon such judgment.

     (c) Nothing contained in this Section 10.09 shall limit the right of the Agent or any other Guaranteed Party to take Proceedings against the Guarantor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

     (d)  The Guarantor hereby irrevocably:

               (i) appoints the Borrower at its address for service or delivery of notice in the Credit Agreement as its agent for service of process in the Province of Ontario in connection with any Proceedings in the Province of Ontario and consents to process being served in any Proceedings in the Province of Ontario by delivering or transmitting a true copy thereof to the Borrower at such address;

              (ii) agrees that service in accordance with the provisions of clause 10.9(d)(i) shall be deemed in every respect effective service of process upon the Guarantor in any such Proceedings and shall, to the fullest extent permitted by law, be taken and be held to be valid personal service upon and personal delivery to the Guarantor; and

             (iii) consents generally to the fullest extent permitted by law in respect of any Proceedings to the giving of any relief and the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

     (e) Each of the Guarantor and the Guaranteed Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Credit Agreement or this Guarantee, the transactions contemplated hereby or thereby or the actions of the Guarantor or any Guaranteed party in the negotiation, administration, performance or enforcement hereof or thereof.

Section 10.10 - Costs and Expenses

          The Guarantor agrees, on demand, to pay or reimburse each Guaranteed Party for all costs, fees and expenses (other than legal fees and disbursements) incurred in connection with the enforcement or preservation of any rights under this Guarantee and under any other documents prepared in connection herewith or therewith, and the reasonable fees and disbursements of one firm of counsel to the Guaranteed Parties.

Section 10.11 - No Waiver, Cumulative Remedies

          No failure to exercise and no delay in exercising, on the part of the Agent or the other Guaranteed Parties, any right, remedy, power or privilege hereunder or under the Credit Agreement, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the Credit Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under the Credit Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.12 - Waiver of Rights of Subrogation, Reimbursement, Etc.

          The Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guaranteed Liabilities under this Guarantee or the Credit Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guaranteed Party against the Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Guaranteed Liabilities and all other amounts payable under this Guarantee and the termination of the Commitments, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Liabilities and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of the Credit Agreement, or to be held as collateral for any Guaranteed Liabilities or other amounts payable under this Guarantee thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 10.12 is knowingly made in contemplation of such benefits.

Section 10.13 - Survival of Obligations; No Set-off

          Without prejudice to the survival of the other obligations of the Guarantor hereunder, the obligations of the Guarantor under Section 3.01(b) and (c) shall survive payment in full of the Guaranteed Liabilities.

          All payments to be made by or on behalf of the Guarantor hereunder shall be made without giving effect to any defence or right of set-off or counterclaim which may be asserted by the Borrower or the Guarantor.

Section 10.14 - Guarantee in Addition to Other Obligations

          The obligations of the Guarantor under this Agreement are in addition to and not in substitution for any other obligations to the Agent or to any of the Guaranteed Parties in relation to the Credit Agreement and any guarantees or security at any time held by or for the benefit of any of them.

Section 10.15 - Entire Agreement

          This Guarantee, including all documents contemplated hereby, constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations, undertakings, representations and understandings.

Section 10.16 - Severability

          Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.17 - Successors and Assignees

          This Agreement shall be binding upon and inure to the benefit of the Guarantor and the Agent and the other Guaranteed Parties and their respective successors and permitted assignees, except that the Guarantor may not assign any of its obligations hereunder.

Section 10.18 - Counterparts

          This Guarantee and the acceptance thereof may be executed in any number of separate counterparts and all said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 10.19 - Effective Date

          This Guarantee shall become effective on the Effective Date.


          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

                              CHRYSLER FINANCIAL CORPORATION

                              By:     "David A. Robison"

                              Title:  "Vice President and Treasurer"



          The undersigned hereby accept the foregoing Guarantee as of the day and year first above written.


                              ROYAL BANK OF CANADA
                              As Agent

                              By:     "David W. Cox"

                              Title:  "Senior Manager, Loan Syndications
                                      and Asset Sales"


                              CANADIAN IMPERIAL BANK OF COMMERCE
                              As Co-Agent

                              By:     "Harold Chataway"

                              Title:  "Managing Director
                                      Automotive Group
                                      North American Corporate Banking"


                              THE BANK OF NOVA SCOTIA
                              As Co-Agent

                              By:     "Cynthia P. Thomas"

                              Title:  "Senior Relationship Manager"


                              By:     "Anthony S. Courtright"

                              Title:  "Unit Head"


                              ROYAL BANK OF CANADA

                              By:     "R.E. (Ron) Stanley"

                              Title:  "Senior Vice Prsident
                                      Corporate Banking - Multinational"


                              By:     "Glen D. Carter"

                              Title:  "Senior Manager
                                      Corporate Banking - Multinational"



                              CANADIAN IMPERIAL BANK OF
                              COMMERCE

                              By:     "Harold Chataway"

                              Title:  "Managing Director
                                      Automotive Group
                                      North American Corporate Banking"



                              THE BANK OF NOVA SCOTIA

                              By:     "Cynthia P. Thomas"

                              Title:  "Senior Relationship Manager"


                              By:     "Anthony S. Courtright"

                              Title:  "Unit Head"



                              BANK OF MONTREAL

                              By:     "Surjit Rajpal"

                              Title:  "Managing Director
                                      Diversified Corporate Accounts,
                                      Corporate Banking"


                              By:     "Kevin J. Malone"

                              Title:  "Director"



                              THE TORONTO-DOMINION BANK

                              By:     "Karl H. Schulz"

                              Title:  "Assistant Vice President
                                      Corporate & Investment Banking Group"




                              BANK OF AMERICA CANADA

                              By:     "Jai S. Menon"

                              Title:  "Vice President"


                              CHEMICAL BANK OF CANADA

                              By:     "William T. Carrothers"

                              Title:  "Vice President"


                              By:     "Owen G. Roberts"

                              Title:  "Vice President"



                              CREDIT LYONNAIS CANADA

                              By:     "David J. Farmer"

                              Title:  "Vice President"



                              CREDIT SUISSE CANADA

                              By:     "Alain Daoust"

                              Title:  "Associate"


                              By:     "Angelo Bisutti"

                              Title:  "Associate"



                              MORGAN BANK OF CANADA

                              By:     "Katharine B. Stevenson"

                              Title:  "Vice President"



                              NATIONAL BANK OF CANADA

                              By:     "Lili L. Shain"

                              Title:  "Vice President
                                      North American Corporate Banking"


                              By:     "Anne L. Brown"

                              Title:  "Manager"



                              ABN AMRO BANK CANADA

                              By:     "Joseph Cavanaugh"

                              Title:  "Vice President
                                      Corporate Banking"


                              By:     "David Lam"

                              Title:  "Manager, Credit"



                              BANQUE NATIONALE DE PARIS (CANADA)

                              By:     "Mark B. Kolada"

                              Title:  "Vice President & Deputy
                                      Branch Manager"


                              By:     "Linda L. Barrett"

                              Title:  "Account Officer"



                              SWISS BANK CORPORATION (CANADA)

                              By:     "Blaise Ganguin"

                              Title:  "Associate Director
                                      Merchant Banking"


                              By:     "Robin V.J. Scott"

                              Title:  "Director
                                      Merchant Banking"



                              UNION BANK OF SWITZERLAND (CANADA)

                              By:     "Cheryl Tibbetts"

                              Title:  "Senior Account Officer"


                              By:     "Mark O. Bohn"

                              Title:  "Assistant Vice President
                                      Corporate & Institutional Banking"



                              DAI-ICHI KANGYO BANK (CANADA)

                              By:     "M. Takemoto"

                              Title:  "Vice President
                                      Corporate Banking"



                              DRESDNER BANK CANADA

                              By:     "William J. Eeuwes"

                              Title:  "Vice President"


                              By:     "Ramona Sankar"

                              Title:  "Assistant Treasurer"



                              NATIONAL WESTMINSTER BANK OF CANADA

                              By:     "Neil L. Stride"

                              Title:  "Vice President"


                              By:     "Paula McArdle"

                              Title:  "Assistant Vice President"



                              SOCIETE GENERALE (CANADA)

                              By:     "Eric Dhoste"

                              Title:  "Senior Vice President
                                      Ontario & Western Canada"


                              By:     "Duncan Irvine

                              Title:  "Senior Manager
                                      Corporate Banking"



                              THE BANK OF TOKYO CANADA

                              By:     "Ted S. Vanderlaan"

                              Title:  "Assistant Vice President"